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                                                                    EXHIBIT 99.2
PROXY

                           QUALITY FOOD CENTERS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Marc W. Evanger and Dan Kourkoumelis, and each of them, as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned the number of shares of common stock of Quality Food Centers, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held on March 6, 1998, and at any adjournment or postponement thereof. The undersigned directs that the Proxy be voted as directed on the reverse side.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ITEM SPECIFIED ON THE REVERSE SIDE OF THIS PROXY.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


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                                                                                                            Please mark
                                                                                                            your vote
                                                                                                            as indicated in      [X]
                                                                                                            this example.


Approve and adopt an Agreement and Plan of Merger dated as of November 6, 1997, as amended on         FOR      AGAINST     ABSTAIN
January 20, 1998, by and among the Company, Fred Meyer, Inc., a Delaware corporation ("Fred           [ ]      [ ]         [ ]
Meyer"), and Q-Acquisition Corp., a Washington corporation and a wholly owned subsidiary of Fred Meyer ("QFC Sub"), pursuant to which, among other things (i) QFC Sub will merge with and into the Company with the Company surviving the merger and becoming a wholly owned subsidiary of Fred Meyer and (ii) outstanding shares of the Company's common stock (other than shares with respect to which dissenters' rights have been asserted and not waived or terminated)
will be converted into between 1.9 and 2.3 shares of Fred Meyer common stock, depending on the market price of Fred Meyer common stock, as described in the Joint Proxy and Consent Solicitation
Statement/Prospectus dated January __, 1998.


                                                                                                 YOUR VOTE IS IMPORTANT. PLEASE SIGN
                                                                                                AND RETURN THIS PROXY CARD PROMPTLY.


Signature                                             Signature if held jointly                        Dated:                   1998
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NOTE: Please sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her full title.
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